EXHIBIT 99.1
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                                Stock Order Form

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                           STOCK ORDER FORM







Note: Please read the Stock Order Form Guide and Instructions accompanying this form, before completion.
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Deadline:  The offering began [OPEN] , 1999. A condition of the offering is that the minimum offering (sale of 1,000,000 shares of common stock) must be completed on or before [OPEN] , 1999, unless extended by the Board of Directors for up to an additional 90 days, or the offering will be terminated. If the minimum offering is consummated, the offering will continue so long as shares remain available or until 5:00 p.m. local time, on [OPEN] , 1999, whichever occurs first, unless terminated earlier by Citrus.

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Number of Shares
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       (1) Number of Shares        Price Per Share         (2) Total Amount Due

           _______________     x       $_____          =     $ ______________


The minimum number of shares that may be subscribed for is 100. The maximum any person, together with that persons associates, and persons acting in concert, may purchase without prior regulatory approval is 9.9% of the total number of shares outstanding following the completion of the offering. See the Section entitled "The Offering - Terms of the Offering" on page ___ of the prospectus dated _________________, 1999.

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Method of Payment
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(3)    Enclosed is a check,  bank draft or money order  payable to IBBF,  ESCROW
       AGENT FOR CITRUS FINANCIAL for $________________.

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Broker Dealer Name and Address
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(4)    If purchased through a broker/dealer,  please list the name, address, and phone number in the space provided.


  Company Name:______________________       City:______________________________

  Broker Name:_______________________       State:______   Zip Code:___________

  Street Address:____________________       Phone Number:______________________

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Stock Registration            ONE OWNERSHIP PER STOCK ORDER FORM
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(5)    Form of stock ownership

     |_|  Individual
     |_| *Uniform Transfer to Minors
     |_|  Partnership
     |_|  Joint Tenants
     |_| *Uniform Gift to Minors
     |_|  IRA (Custodian Name and Signature Required)
     |_|  Tenants in Common
     |_|  Corporation
     |_|  Fiduciary/Trust (Under Agreement Dated ________)
     |_|  Tenants by the Entireties
                    * Minor's Social Security Number Required

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Name                                 Social Security or Tax I.D.
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Name                                 Daytime Telephone
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Street Address                       Evening Telephone
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City                      State     Zip Code          State of Residence



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OFFICE USE:  Date Received _______     Check #__________     Amount $__________
             Order #______________     Category ________     Initials _________



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NASD  Affiliation  (This section only applies to those  individuals who meet the delineated criteria)
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|_| Check here if you are a member of the  National  Association  of  Securities
Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance, and
(2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

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Acknowledgments
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By signing below:

1. I acknowledge receipt of the prospectus dated [OEPN] , 1999. I understand that I may not change or revoke my order once it is received by Citrus.

       I also certify that this stock order is for my account.

2.     I certify that:
       (a) the social security number or taxpayer identification number given herein is correct; and (b) I am not subject to backup withholding.
       If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (b) above.

3. I acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

4. I acknowledge that the Company has the right to accept or reject this order form in whole or in part.

5. I certify that I am a bona fide resident of the State indicated on the reverse side of this order form.


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THIS FORM MUST BE SIGNED  AND  DATED.  THIS ORDER FORM IS NOT VALID IF THE ORDER
FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.

When purchasing as a custodian, corporate officer, etc.; include your full title.

Signature                 Title (if applicable)                   Date
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1.
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2.
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3.
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THE SHARES OF COMMON STOCK OFFERED  HEREBY ARE NOT SAVINGS  ACCOUNTS AND ARE NOT
INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


       RETURN THIS FORM TO:          Independent Bankers Bank of Florida
                                     ATTN:  Customer Service Department
                                     615 Crescent Executive Court, Suite 400
                                     Lake Mary, Florida  32746-2109




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                     STOCK ORDER FORM GUIDE AND INSTRUCTIONS



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Instructions
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Items 1 and 2 - Fill in the number of shares that you wish to  purchase  and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $[OPEN] per share. The minimum purchase is 100 shares. The maximum amount any participant may purchase is 50,000 shares. In addition, no person, together with associates of, and persons acting in concert with such person, may not purchase more than 9.9% of the total number of shares
outstanding   following  the  completion  of  the  offering  without  regulatory approval.

Citrus has reserved the right to reject any subscription received in the offering, in whole or in part.

Item 3 - Payment for shares may be made by check, bank draft or money order made payable to "IBBF, Escrow Agent for Citrus Financial". DO NOT MAIL CASH. Your funds will be returned promptly with interest if the offering is terminated.

Item 4 - If purchasing through a broker/dealer please list the name, address and phone number in this box.

Item 5 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Citrus' common stock. Print the name(s) in which you want the shares registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc.

SEE YOUR LEGAL OR FINANCIAL ADVISOR IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

Individual - The shares are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may identify two or more owners. When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make share purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Shares may only be held in a self-directed IRA. The Company will not offer a self-directed IRA. The Subscription Agreement must be completed and executed by the IRA Custodian. Please contact the sales agent if you have any questions about your IRA account.

Tenants by the Entireties - Husband and wife only.


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Uniform Gift to Minors - For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Florida Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. FL. Use the minor's Social Security Number. Only one custodian and one minor may be designated.

Joint Tenants - Joint Tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Corporation/Partnership - Corporations/Partnerships may purchase shares. Please provide the Corporation's/Partnership's legal name and Tax I.D.

Fiduciary/Trust - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: "John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement Dated June 9, 1987."

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Definition of Associate
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A person's  associates  consist of the following:  (a) any  corporation or other organization (other than the Company) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not in include any tax-qualified employee stock benefit plan of Citrus in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of Citrus or any of its subsidiaries.